UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 8, 2016, the Company requested confidential treatment with the Securities and Exchange Commission for certain portions of a Stock Purchase Agreement dated May 27, 2016 between the Company and David J. John included as Exhibit 10. 01 to the Company’s Form 10-K filed on August 8, 2016. The Company has elected to withdraw the request for confidential treatment, and accordingly is filing the complete non-redacted Stock Purchase Agreement as an Exhibit hereto.

Item 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement of Senior Vice President and Chief Financial Officer.

On January 11, 2017, Francisco M. Atalig, the Senior Vice President and Chief Financial Officer, entered into an Employment Agreement with the Company’s subsidiary, Bank of Guam, to continue to act as the Senior Vice President and Chief Financial Officer of the Bank, effective January 1, 2017 to expire December 31, 2021. The Employment Agreement provides for, among other things, the payment of an annual base salary of $201,000 with annual CPI adjustments. The Employment Agreement provides for an incentive bonus equal to 1.00% of the net profits after taxes of the Bank, payable in the capital stock of the Bank or in cash or combination thereof. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, level of adversely classified assets or the Bank’s efficiency performance. Francisco M. Atalig also receives certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, and (b) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans. Upon disability, Francisco M. Atalig would receive his base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of the Employment Agreement. The Employment Agreement also includes a Survivor Income Plan with a death benefit of $1,060,606 and a SERP which pays out for a period of 15 years the amount of $50,000 per annum after 10 years from the date of SERP contract, at the Bank’s sole expense and cost, which benefit is generally made available to the Bank’s executive employees.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit

10.01	Non-redacted Stock Purchase Agreement dated May 27, 2016 between David J. John and the Company.

10.07	Employment Agreement dated January 11, 2017 between Bank and Francisco M. Atalig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKGUAM HOLDING COMPANY

Date: January 17, 2017	By:	/s/ WILLIAM D. LEON GUERRERO
William D. Leon Guerrero
Executive Vice President and Chief Operating Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit

10.01	Non-redacted Stock Purchase Agreement dated May 27, 2016 between David J. John and the Company.

10.07	Employment Agreement dated January 11, 2017 between Bank and Francisco M. Atalig.